Exhibit 99.1

Bluejay Diagnostics Successfully Enrolls 545 Patients in SYMON™ II Study and Advances Manufacturing Readiness into 2026

ACTON, Mass., February 17, 2026 — Bluejay Diagnostics (NASDAQ: BJDX) today announced that it has successfully enrolled 545 patients in its SYMON™ II multicenter clinical study and has made substantial progress in advancing manufacturing readiness and technology transfer initiatives into 2026, representing a key execution milestone as the Company transitions from clinical enrollment toward data analysis, regulatory engagement, and commercialization readiness.

SYMON-II Clinical trials

Bluejay is successfully enrolling across all participating sites in its SYMON™ II multicenter IL-6 monitoring study, with a total of 545 patients enrolled with a target of 750 patients, exceeding initial expectations. All enrollments are under approved IRB protocols.

Management believes the scale and diversity of the dataset will meaningfully strengthen the Company’s regulatory positioning and support future partner and stakeholder discussions. Current progress materially reduces enrollment execution risk and marks a transition point for the SYMON™ II program.

Manufacturing Readiness

Manufacturing readiness activities continue to advance across multiple parallel workstreams, including antibodies, tooling, analytical validation, and commercial manufacturing infrastructure.

Key developments include:

●	Completion of cartridge characterization supporting U.S. commercial production

●	Completion of monoclonal and polyclonal antibody production, providing supply capacity sufficient for more than 10 million test cartridges

●	Ongoing fabrication and validation of cartridge and reservoir for FDA submission and commercialization

●	The Company is also evaluating select material substitutions intended to improve quality consistency and cost efficiency. These efforts are being conducted under defined validation protocols and are actively managed as part of the broader manufacturing readiness plan.

Management noted that technology transfer activities are progressing without a single point of failure, supported by parallel execution strategies designed to mitigate timing and scale-up risk.

As Bluejay enters 2026, management believes the Company is operating from a materially stronger execution position, with reduced clinical risk and increased focus on value realization through data analysis, regulatory engagement, and commercialization preparedness.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for sepsis triage and monitoring of disease progression. Bluejay does not yet have regulatory clearance for the Symphony System, and we will need to receive regulatory authorization from the U.S. Food and Drug Administration before Symphony can be marketed as a diagnostic product in the United States. Bluejay’s first product candidate, an IL-6 Test for sepsis, is designed to provide accurate, reliable results in approximately 20 minutes from ’sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest,” “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market and other conditions and those discussed under item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, and in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 13, 2025, August 7, 2025 and November 7, 2025, respectively. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Investor Contact:

Neil Dey

Bluejay Diagnostics, Inc.

neil.dey@bluejaydx.com

978-631-0310

Website: www.bluejaydx.com